                                                                Exhibit 99(e)(3)



Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA 02109


Ladies and Gentlemen:

     Reference is made to the Distribution Agreement between us dated as of February 24, 1998 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional class of shares, namely Class II Shares (the "New Class") for the Munder Framlington Global Financial Services Fund of The Munder Framlington Funds Trust.

     We request that you act as Distributor under the Agreement with respect to the New Class.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one copy to us and retaining one copy for your records.


                                       Very truly yours,

                                       The Munder Framlington Funds Trust

                                       By:/s/ Terry H. Gardner
                                          --------------------


                                       Accepted:

                                       Funds Distributor, Inc.

                                       By:/s/ Margaret Chambers
                                          ---------------------

Date:  February 14, 2000